Exhibit 10.3
     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
Warrants to Purchase
                     Shares of Common Stock
NATIONAL QUALITY CARE, INC.
ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE
Void after June 22, 2014
     This Warrant Certificate (this “Certificate”) and the Warrants evidenced hereby represent and set forth the right of                                            (the “Holder”), to purchase                       shares of Common Stock of National Quality Care, Inc., a Delaware corporation (the “Company”), at a price of $0.16 per share; subject, however, to the terms and conditions hereinafter set forth.
     The Warrants have been issued for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.
     1. Term of Warrants. The Warrants may not be exercised after the close of business on the earliest to occur of (i) June 22, 2014, (ii) the closing of the sale and issuance of shares of common stock in a firmly underwritten public offering (an “Initial Public Offering”) pursuant to an effective registration statement under the Securities Act of 1933, as amended, or (iii) the closing of the Company’s sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger or other transaction as a result of which stockholders of the Company immediately prior to such acquisition possess a minority of the voting power of the acquiring entity immediately following such acquisition (an “Acquisition”). The Warrants may be exercised only to the extent such Warrants have vested and become exercisable in accordance with Section 2(a) hereof and only in accordance with the terms and conditions hereinafter set forth. The Company shall give written notice to Holder of an Initial Public Offering or an Acquisition at least 30 days prior to the closing of such Initial Public Offering or Acquisition.
     2. Exercise of Warrants. The Warrants shall be exercisable as follows:
          (a) Right to Exercise. The Warrants shall be fully vested on the date of issuance and shall be exercisable in the manner set forth herein.

          (b) Method of Exercise; Payment. Subject to the terms and conditions hereof, the Warrants may be exercised by the Holder with respect to all, or any portion, of the shares of Common Stock then issuable hereunder (the “Warrant Shares”) by the surrender of this Certificate, properly endorsed, at the principal office of the Company, and by the payment to the Company by check or money order of the then applicable Warrant Price, as reasonably determined by the Company’s Board of Directors.
          (c) Delivery of Stock Certificates. In the event of the exercise of the Warrants, certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time after the Warrants shall have been so exercised.
          (d) Restrictions on Exercise. The Warrants may not be exercised if the issuance of the Warrant Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations, provided that the Company shall use reasonable efforts to satisfy all such legal requirements and to take advantage of available exemptions from registration requirements thereunder. As a condition to the exercise of the Warrants, the Company may require the Holder to make such representations and warranties to the Company as may be required by applicable law or regulation.
     3. Shares Fully Paid; Reservation of Shares. The Company covenants and agrees that all Warrant Shares will, upon issuance and payment in accordance herewith, be fully paid, validly issued and nonassessable. The Company further covenants and agrees that during the period during which the Warrants are exercisable, the Company will at all times have authorized and reserved for the purpose of the issue upon exercise of the Warrants at least the maximum number of Warrant Shares as are issuable upon the exercise of the Warrants.
     4. Adjustment of Purchase Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:
          (a) Consolidation, Merger or Reclassification. If the Company at any time while the Warrants remain outstanding and unexpired shall consolidate with or merge into any other corporation, or sell all or substantially all of its assets to another corporation, or reclassify or in any manner change the securities then purchasable upon the exercise of the Warrants (any of which shall constitute a “Reorganization”), then lawful and adequate provision shall be made whereby this Certificate shall thereafter evidence the right to purchase such number and kind of securities and other property as would have been issuable or distributable on account of such Reorganization upon or with respect to the securities which were purchasable or would have become purchasable under the Warrants immediately prior to the Reorganization. The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Reorganization shall assume by written instrument executed and mailed or delivered to the Holder, at the last address of the Holder appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase. Notwithstanding anything in this Section 4(a) to the contrary, the prior two sentences shall be inoperative and of no force and effect if upon the completion of any such Reorganization the stockholders of the Company immediately prior to such event do not own at least 50% of the capital stock of the corporation resulting from such Reorganization, and those Warrants which are unexercised shall expire on the completion of such Reorganization, if the notice required by Section 4(e) hereof has been duly given.
          (b) Subdivision or Combination of Shares. If the Company at any time while the Warrants remain outstanding and unexpired shall subdivide or combine its capital stock, the Warrant Price shall be adjusted to a price determined by multiplying the Warrant Price in effect immediately prior to such subdivision or combination by a fraction (i) the numerator of which shall be the total number of shares of capital stock outstanding immediately prior to such subdivision or combination and (ii) the denominator of which shall be the total number of shares of capital stock outstanding immediately after such subdivision or combination.
          (c) Certain Dividends and Distributions. If the Company at any time while the Warrants are outstanding and unexpired shall take a record of the holders of its shares of capital stock for the purpose of:
               (i) Dividends of Shares of Capital Stock. Entitling them to receive a dividend payable in, or other distribution without consideration of, shares of capital stock, then the Warrant Price shall be adjusted to that price determined by multiplying the Warrant Price in effect immediately prior to each dividend or distribution by a fraction (A) the numerator of which shall be the total number of shares of capital stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of capital stock outstanding immediately after such dividend or distribution; or
               (ii) Distribution of Assets, Securities, etc. Making any distribution without consideration with respect to its shares of capital stock (other than a cash dividend) payable otherwise than in its shares of capital stock, the Holder shall, upon the exercise thereof, be entitled to receive, in addition to the number of Warrant Shares receivable thereupon, and without payment of any additional consideration therefor, such assets or securities as would have been payable to him as owner of that number of Warrant Shares receivable by exercise of the Warrants had he been the holder of record of such Warrant Shares on the record date for such distribution; and an appropriate provision therefor shall be made a part of any such distribution.
          (d) Adjustment of Number of Warrant Shares. Upon each adjustment in the Warrant Price pursuant to Subsections (b) or (c) (i) of this Section 4, the number of Warrant Shares purchasable hereunder shall be adjusted to that number determined by multiplying the number of Warrant Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately following such adjustment.
          (e) Notice. In case at any time:
               (i) The Company shall pay any dividend payable in shares of capital stock or make any distribution, excluding a cash dividend, to the holders of its shares of capital stock;

               (ii) The Company shall offer for subscription pro rata to the holders of its shares of capital stock any additional shares of equity capital of any class or other rights;
               (iii) There shall be any reclassification of the shares of capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or
               (iv) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;
then, in any one or more of such cases, the Company shall give to Holder at least 10 days’ prior written notice (or, in the event of notice pursuant to Section 4(e)(iii), at least 30 days’ prior written notice) of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect to any such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up. Such notice in accordance with the foregoing clause shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of shares of capital stock shall be entitled thereto, and such notice in accordance with the foregoing clause shall also specify the date on which the holders of shares of capital stock shall be entitled to exchange their shares of capital stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first-class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company.
          (f) No Change in Certificate. The form of this Certificate need not be changed because of any adjustment in the Warrant Price or in the number of Warrant Shares purchasable on its exercise. The Warrant Price or the number of Warrant Shares shall be considered to have been so changed as of the close of business on the date of adjustment.
     5. Fractional Warrant Shares. No fractional Warrant Shares will be issued in connection with any subscription hereunder but, in lieu of such fractional Warrant Shares, the Company shall make a cash payment therefor upon the basis of the fair market value of the Warrant Shares.
     6. Transfer of Warrants. Subject to compliance with the requirements of any applicable federal and state securities laws, including the delivery of a legal opinion to such effect, if reasonably required by the Company, the Holder may assign the Warrants in whole or in part to one or more assignees who shall become the “Holder(s)” hereunder.
     7. No Rights as Stockholder. The Holder of the Warrants, as such, shall not be entitled to vote or receive dividends or be considered a stockholder of the Company for any purpose, nor shall anything in this Certificate be construed to confer on the Holder, as such, any rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action, to receive notice of meetings of stockholders, to receive dividends or subscription rights or otherwise.

     8. Definitions. As used in this Certificate:
          (a) “Warrants” shall mean the rights evidenced by this Certificate.
          (b) “Warrant Price” shall mean $0.16 per Warrant Share, as adjusted in accordance with Section 4 hereof.
          Dated as of June 22, 2007.

NATIONAL QUALITY CARE, INC.
By:
Robert Snukal, Chief Executive Officer

NATIONAL QUALITY CARE, INC.
SUBSCRIPTION FORM
(To be completed and signed only upon exercise of the Warrants)

TO:	National Quality Care, Inc. 9454 Wilshire Blvd., Penthouse 6 Beverly Hills, California 90212 Attention: Chief Executive Officer
     The undersigned, the holder and registered owner of the attached Warrants, hereby irrevocably and unconditionally elects to exercise such Warrants and to purchase                     * shares of Common Stock of National Quality Care, Inc. pursuant to the terms and conditions thereof, and herewith tenders a check in the amount of $                     in full payment of the purchase price for such shares of stock. The undersigned requests that the certificate(s) for such shares of stock be issued in the name of and delivered to:
(Please print name and address)

Dated:	Signature:

*	Insert here the number of Warrant Shares without making any adjustment for additional Warrant Shares or any other securities or property which, under the adjustment provisions of the Warrants, may be deliverable upon exercise.